CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 18, 1996, relating to the financial statements and financial highlights appearing in the September 30, 1996 Annual Report to Shareholders of Evergreen Aggressive Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Statements and Experts" in the Prospectus.

We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information both of the Evergreen Trust Dated December 1, 1996 which are also incorporated by reference into the Registration Statement.

Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036
April 16, 1997

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